For Period ended 05/31/18               Series 13, 21, 49, 50, 51, 52
File Number 811-7852



Sub-Item 77D(a): Policies with respect to security investments
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                     USAA CORNERSTONE FUNDS
                USAA Cornerstone Conservative Fund

           USAA Cornerstone Moderately Conservative Fund

                    USAA Cornerstone Moderate Fund

             USAA Cornerstone Moderately Aggressive Fund

                   USAA Cornerstone Aggressive Fund

                     USAA Cornerstone Equity Fund

                   SUPPLEMENT DATED FEBRUARY 2, 2018

                      TO THE FUNDS PROSPECTUS
                        DATED OCTOBER 1, 2017


This Supplement updates certain information contained in the above-dated prospectus for the USAA Cornerstone Funds (the Funds).

With respect to the Cornerstone Moderate Fund:

The Annual Fund Operating Expenses table found on page 17 is deleted in its entirety and hereby replaced with the following:

Annual Fund Operating Expenses
(expenses that you pay each year as a percentage of the value of your investment)

Management Fee  0.59%

Distribution and/or Service (12b-1) Fees             None

Other Expenses                                       0.48%

Acquired Fund Fees and Expenses                      0.07%

Total Annual Operating Expenses                      1.14%(a)

Reimbursement from Adviser                          (0.07%)(b)

Total Annual Operating Expenses after Reimbursement  1.07%

(a)The total annual expenses for the Fund may not correlate to the ratio of expenses to average daily net assets shown in the financial highlights, which reflect the operating expenses of the Fund and do not include acquired fund fees and expenses.

(b)The Investment Adviser has agreed, through September 30, 2018, to make payments or waive management, administration, and other fees to limit the expenses of the Fund so that the total annual operating expenses of the Fund (excluding commission recapture, expense offset arrangements, acquired fund fees and expenses, and extraordinary expenses) do not exceed an annual rate of 1.00% of the Funds average daily net assets. This reimbursement arrangement may not be changed or terminated during this time period without approval of the Funds Board of Trustees and may be changed or terminated by the Investment Adviser at any time after September 30, 2018.

The Expense Example table found on page 18 is deleted in its entirety and hereby replaced with the following:

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1 Year           3 Years            5 Years           10 Years
-----------------------------------------------------------------
 $109              $355               $621             $1,380

With respect to the Cornerstone Moderately Aggressive Fund:


The Annual Fund Operating Expenses table found on page 26 is deleted in its entirety and hereby replaced with the following:

Annual Fund Operating Expenses
(expenses that you pay each year as a percentage of the value of your investment)

Management Fee                                  0.59%
Distribution and/or Service (12b-1) Fees         None
Other Expenses                                  0.41%
Acquired Fund Fees and Expenses                 0.10%
Total Annual Operating Expenses                 1.10%(a)

(a)The total annual expenses for the Fund may not correlate to the ratio of expenses to average daily net assets shown in the financial highlights, which reflect the operating expenses of the Fund and do not include acquired fund fees and expenses.

The Expense Example table found on page 26 is deleted in its entirety and hereby replaced with the following:

-----------------------------------------------------------------
1 Year           3 Years           5 Years              10 Years
-----------------------------------------------------------------
$112               $350              $606                 $1,340

With respect to the Cornerstone Aggressive Fund:


The Annual Fund Operating Expenses table found on page 34 is deleted in its entirety and hereby replaced with the following:

Annual Fund Operating Expenses
(expenses that you pay each year as a percentage of the value of your investment)

-----------------------------------------------------------------
Management Fee  0.60%

Distribution and/or Service (12b-1) Fees               None

Other Expenses                                        0.71%

Acquired Fund Fees and Expenses                       0.12%

Total Annual Operating Expenses                       1.43%(a)

Reimbursement from Adviser                           (0.21%)(b)

Total Annual Operating Expenses after Reimbursement   1.22%

(a)The total annual expenses for the Fund may not correlate to the ratio of expenses to average daily net assets shown in the financial highlights, which reflect the operating expenses of the Fund and do not include acquired fund fees and expenses.

(b)The Investment Adviser has agreed, through September 30, 2018, to make payments or waive management, administration, and other fees to limit the expenses of the Fund so that the total annual operating expenses of the Fund (excluding commission recapture, expense offset arrangements, acquired fund fees and expenses, and extraordinary expenses) do not exceed an annual rate of 1.10% of the Funds average daily net assets. This reimbursement arrangement may not be changed or terminated during this time period without approval of the Funds Board of Trustees and may be changed or terminated by the Investment Adviser at any time after September 30, 2018.

The Expense Example table found on page 35 is deleted in its entirety and hereby replaced with the following:

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1 Year          3 Years          5 Years          10 Years
----------------------------------------------------------------
 $124             $432             $762            $1,695


98878-0218